Exhibit 10.2

RESTORGENEX CORPORATION

2015 EQUITY INCENTIVE PLAN

1.                                      Purpose of Plan.

The purpose of the RestorGenex Corporation 2015 Equity Incentive Plan (the “Plan”) is to advance the interests of RestorGenex Corporation (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in stockholder value, and aligning the interests of such individuals with the interests of its stockholders through opportunities for equity participation in the Company.

2.                                      Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires.  Terms defined elsewhere in the Plan will have the same meaning throughout the Plan.

2.1                               “Adverse Action” means any action by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including:  (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2                               “Board” means the Board of Directors of the Company.

2.3                               “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or their nominee.

2.4                               “Cause” means “cause” as defined in any employment or other agreement or policy applicable to the Participant, or if no such agreement or policy exists, will mean (a) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (d) any material breach by a Participant of any employment, service, consulting, confidentiality, assignment of inventions, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

2.5                               “Change in Control” means an event described in Section 15.1 of the Plan; provided, however, if payment under an Incentive Award that is subject to Section 409A of the Code is triggered by a Change in Control, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such term is defined in Section 409A of the Code.

2.6                               “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Code.

2.7                               “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.8                               “Common Stock” means the common stock of the Company, par value $0.001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.9                               “Company” means RestorGenex Corporation, a Nevada corporation, and any successor thereto as provided in Section 21.7 of the Plan.

2.10                        “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11                        “Director” means a member of the Board.

2.12                        “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, that if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

2.13                        “Effective Date” means June 17, 2015 or such later date as the Plan is initially approved by the Company’s stockholders.

2.14                        “Eligible Recipients” means (a) for the purposes of granting Incentive Stock Options, all Employees and (b) for the purposes of granting Non-Statutory Stock Options and other Incentive Awards, means all Employees, Directors and Consultants.

2.15                        “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof.  An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period.  An individual will not cease to be an Employee in the case of:  (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory

Stock Option.  Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any reference to a section of the Exchange Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

2.17                        “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by The NASDAQ Stock Market, The New York Stock Exchange, NYSE MKT LLC or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (b) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing sale price as of such date at the end of the regular trading session, as reported by OTC Bulletin Board or the OTC Markets Group Inc. or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith, in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code and in conformity with generally accepted accounting principles in the United States.  If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective heirs and other successors-in-interest.  No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.18                        “Full Value Award” means an Incentive Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of shares of Common Stock.

2.19                        “Grant Date” means the date an Incentive Award is granted to a Participant pursuant to the Plan and as determined pursuant to Section 5 of the Plan.

2.20                        “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, Stock Bonus or Other Stock-Based Award granted to an Eligible Recipient pursuant to the Plan.

2.21                        “Incentive Award Agreement” means either:  (a) a written or electronic (as provided in Section 21.9) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Incentive Award granted under the Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 21.9) statement issued by the Company to a Participant describing the terms and provisions of such an Incentive Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, internet or other non-paper Incentive Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.22                        “Incentive Stock Option” means a right to purchase shares of Common Stock granted to an Employee pursuant to Section 6 of the Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.23                        “Non-Statutory Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.24                        “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.25                        “Other Stock-Based Award” means an equity-based or equity-related Incentive Award not otherwise described by the terms of the Plan, granted pursuant to Section 11 of the Plan.

2.26                        “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.27                        “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of specified performance objectives during a specified period.  A Performance Award is also commonly referred to as a “performance unit” or “performance share.”

2.28                        “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Incentive Award.

2.29                        “Restricted Stock Award” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.

2.30                        “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon the achievement of specified performance objectives or that the Participant remain in the continuous employment or service with the Company for a certain period or other conditions.

2.31                        “Retirement” means unless otherwise defined in the Incentive Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Subsidiary, means “Retirement” as defined from time to time for purposes of the Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age fifty-five (55) with the present intention to leave the Company’s industry or to leave the general workforce and completion of at least ten (10) years of continuous service with the Company or a Subsidiary.

2.32                        “Securities Act” means the Securities Act of 1933, as amended.  Any reference to a section of the Securities Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

2.33                        “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.34                        “Stock Bonus” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

2.35                        “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee, provided the Company has a “controlling interest” in the Subsidiary as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

2.36                        “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.                                      Plan Administration.

3.1                               The Committee.  The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are “independent directors” as required by the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).  Such a committee, if established, will act by majority approval of the members (but may also take action by the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established.

3.2                               Authority of the Committee.  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including the following:  (a) the Eligible Recipients to be selected as Participants; (b) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of Incentive Award Agreement; (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority to:  (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Incentive Award granted under, the Plan; (ii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee may deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee may deem necessary or desirable for the administration of the Plan.  In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.  The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.3                               Delegation.  Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing and to the extent consistent with the applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may, by resolution, authorize one or more Directors or one or more officers of the Company to do one or both of the following on the same basis as can the Committee:  (a) designate Eligible Recipients to be recipients of Incentive Awards pursuant to the Plan; and (b) determine the size of any such Incentive Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such Director(s) or officer(s) for any Incentive Awards granted to an Eligible Recipient who is subject to the reporting and liability provisions of Section 16 under the Exchange Act; (y) the resolution providing such authorization will set forth the type of Incentive Awards and total number of each type of Incentive Awards such Director(s) or officer(s) may grant; and (z) such Director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Incentive Awards granted pursuant to the authority delegated.

3.4                               No Re-Pricing.  Notwithstanding any other provision of the Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by:  (a) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (b) canceling the underwater Option or Stock Appreciation Right in exchange for (i) cash; (ii) replacement Options or Stock Appreciation Rights having a lower exercise price; or (iii) other Incentive Awards; or (c) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under the Plan.  For purposes of this Section 3.4, Options and Stock Appreciation Rights will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

3.5                               Participants Based Outside the United States.  In addition to the authority of the Committee under Section 3.2 of the Plan and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee will have no authority, however, to take action pursuant to this Section 3.5 of the Plan: (a) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1 of the Plan; (b) to effect any re-pricing in violation of Section 3.4 of the Plan; (c) to grant Options or Stock Appreciation Rights having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or 7.3 of the Plan, as the case may be; or (d) for which stockholder approval would then be required pursuant to Section 422 of the Code or the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).

4.                                      Shares Available for Issuance.

4.1                               Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of:

(a)                                 2,500,000;

(b)                                 the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity; and

(c)                                  the number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).

The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

Notwithstanding any other provisions of the Plan to the contrary, (i) no more than 2,500,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) no more than 1,000,000 shares of Common Stock may be issued or issuable under the Plan in connection with the grant of Full Value Awards.  All of the foregoing share limits are subject, in each case, to adjustment as provided in Section 4.3 of the Plan.  Incentive Stock Options issued as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to applicable provisions of the Code will not count towards the limit in clause (i).

The maximum aggregate number of shares of Common Stock subject to Incentive Awards to any one Director who is not an Employee in any one calendar year may not exceed 275,000; provided, that such limit shall not apply to any election of a Director to receive shares of Common Stock in lieu of all or a portion of any annual Board, chair and other retainers and any meeting fees otherwise payable in cash.

4.2                               Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan; provided, however, that the full number of shares of Common Stock subject to a Stock Appreciation Right granted that is settled by the issuance of shares of Common Stock will be counted against the shares of Common Stock authorized for issuance under the Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right.  Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Incentive Awards issued under the Plan, any shares of Common Stock withheld to pay the exercise price of Incentive Awards under the Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 of the Plan or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.7 of the Plan will be counted against the shares of Common Stock authorized for issuance under the Plan and will not be available again for grant under the Plan.  Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the number of shares available for future grant of Incentive Awards.  Any shares of Common Stock related to Incentive Awards under the Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock, or are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Incentive Awards not involving shares, will be available again for grant under the Plan.

4.3                               Adjustments to Shares and Incentive Awards.

(a)                                 In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan, including the sub-limits set forth in Section 4.1 of the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Incentive Awards.  The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under the Plan.

(b)                                 Notwithstanding anything else in the Plan to the contrary, without affecting the number of shares of Common Stock reserved or available under the Plan, including the sub-limits in Section 4.1 of the Plan, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422 and 424 of the Code, as and where applicable.

5.                                      Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Incentive Award Agreement with the Participant.

6.                                      Options.

6.1                               Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  An Option will be an Incentive Stock Option only if the Eligible Recipient receiving the Option is an Employee.  To the extent that any Incentive Stock Option (or portion thereof) granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.  Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

6.2                               Incentive Award Agreement.  Each Option grant will be evidenced by an Incentive Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of the Plan.  The Incentive Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.

6.3                               Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).  Notwithstanding the foregoing, to the extent that Options are granted under the Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such Options will be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

6.4                               Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (a) the achievement of one or more specified performance objectives; and/or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five years from the Grant Date in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).  Notwithstanding the foregoing, if the Option (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the term of the Option will be automatically extended until the thirtieth (30th) day following the expiration of such prohibition or if the exercise of an Option that is exercisable in accordance with its terms is otherwise prevented by the provisions of Section 17 of the Plan, then the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

6.5                               Payment of Exercise Price.

(a)                                 The total purchase price of the shares of Common Stock to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (iii) a “net exercise” of the Option (as further described in paragraph (b), below);  (iv) a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion.

(b)                                 In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a

Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 14.1 of the Plan.

(c)                                  For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6                               Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the Incentive Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Buffalo Grove, Illinois (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants)  and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of the Plan.

7.                                      Stock Appreciation Rights.

7.1                               Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, shares of Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.  Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

7.2                               Incentive Award Agreement.  Each Stock Appreciation Right will be evidenced by an Incentive Award Agreement that will specify the exercise price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of the Plan.

7.3                               Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its sole discretion, at the Grant Date; provided, however, that such price may not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date.  Notwithstanding the foregoing, to the extent that Stock Appreciation Rights are granted under the Plan as a result of the Company’s assumption or substitution of stock appreciation rights issued by any acquired, merged or consolidated entity, the exercise price for such Stock Appreciation Rights will be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

7.4                               Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the Stock Appreciation Right would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the term of the Stock Appreciation Right will be automatically extended until the thirtieth (30th) day following the expiration of such prohibition or if the exercise of a

Stock Appreciation Right that is exercisable in accordance with its terms is otherwise prevented by the provisions of Section 17 of the Plan, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.

7.5                               Manner of Exercise.  A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6 of the Plan, subject to any other terms and conditions consistent with the other provisions of the Plan as may be determined by the Committee in its sole discretion.

7.6                               Settlement.  Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                                 The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share exercise price; by

(b)                                 The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

7.7                               Form of Payment.  Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 of the Plan will be made in accordance with the terms of the applicable Incentive Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines in its sole discretion.

8.                                      Restricted Stock Awards and Restricted Stock Units.

8.1                               Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under the Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  Restricted Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units.  Restricted Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Incentive Award Agreement.

8.2                               Incentive Award Agreement. Each Restricted Stock Award or Restricted Stock Unit will be evidenced by an Incentive Award Agreement that will specify the type of Incentive Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee will determine which are not inconsistent with the terms of the Plan.

8.3                               Vesting Requirements and Restrictions.  The Committee will impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards or Restricted Stock Units as it deems appropriate, including (a) the achievement of one or more specified performance objectives; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.  If any vesting requirements of a Restricted Stock Award or Restricted Stock Unit are not satisfied, the Restricted Stock Award or Restricted Stock Unit will be forfeited and the shares of Common Stock subject to the Restricted Stock Award will be returned to the Company and no shares of Common Stock or other consideration will be issued with respect to the forfeited Restricted Stock Unit.  If the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in the Incentive Award Agreement evidencing the Restricted Stock Award, the Company will refund to the Participant the lesser of (x) such purchase price and (y) the Fair Market Value of such shares on the date of forfeiture.  Notwithstanding the foregoing, Restricted Stock Awards may in the sole discretion of the Committee be granted without any restrictions or conditions.

8.4                               Rights as a Shareholder.  Except as provided in Sections 8.1, 8.5 and 8.6 of the Plan, upon a Participant becoming the holder of record of shares of Common Stock issued under a Restricted Stock Award pursuant to this Section 8, the Participant will have all voting, dividend, liquidation and other rights with respect to such shares (other than the right to sell or transfer such shares) as if such Participant were a holder of record of shares of unrestricted Common Stock.  A Participant will have no voting, dividend, liquidation and other rights with respect to any shares of Common Stock underlying any Restricted Stock Units granted hereunder unless and until the shares of Common Stock are issued under the terms thereof and the Participant becomes the holder of record of such shares.

8.5                               Dividends and Distributions.

(a)                                 Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

(b)                                 Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Unit at the time of grant or at any time after the grant of the Restricted Sock Unit), any Restricted Stock Unit shall carry with it a right to “dividend equivalents” (as defined in Section 12 of the Plan).

8.6                               Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates or book-entry notation representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep any stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.  Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

8.7                               Lapse of Restrictions; Settlement. Except as otherwise provided in this Section 8, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).  Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Incentive Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Incentive Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

8.8                               Section 83(b) Election for Restricted Stock Award.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code.  The Committee may provide in the Incentive Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

9.                                      Performance Awards.

9.1                               Grant.  An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more specified performance objectives.

9.2                               Incentive Award Agreement. Each Performance Award will be evidenced by an Incentive Award Agreement that will specify the amount of cash, shares of Common Stock or combination of both to be received by the Participant upon payout of the Performance Award, any performance objectives upon which the Performance Award is subject, any performance period during which any such performance objectives must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of the Plan.

9.3                               Vesting.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more specified performance objectives.

9.4                               Form and Timing of Performance Award Payment.  Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Incentive Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable performance period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable performance objectives have been achieved and not later than the March 15th immediately following the end of the performance period, or earlier than the January 1st preceding such March 15, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement.  The determination of the Committee with respect to the form of payment of Performance Awards will be set forth in the Incentive Award Agreement pertaining to the grant of the award.  Any shares of Common Stock issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

10.                               Stock Bonuses.

An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the

Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more specified performance objectives.

11.                               Other Stock-Based Awards.

11.1                        Other Stock-Based Awards.  Subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine.  Such Incentive Awards may involve the transfer of actual shares of Common Stock to Participants or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include Incentive Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.2                        Value of Other Stock-Based Awards.  Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee.  The Committee may establish performance objectives in its sole discretion for any Other Stock-Based Award.  If the Committee exercises its discretion to establish performance objectives for any such Incentive Awards, the number or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the specified performance objectives are met.

11.3                        Payment of Other Stock-Based Awards.  Payment, if any, with respect to an Other Stock-Based Award will be made in accordance with the terms of the Incentive Award and in cash or shares of Common Stock, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Stock-Based Award under a Company deferred compensation plan or arrangement.

12.                               Dividend Equivalents.

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Incentive Award, to be credited as of dividend payment dates, during the period between the Grant Date of the Incentive Award and the date the Incentive Award is exercised, vests, is settled or expires, as determined by the Committee.  Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.  Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents will be paid out with respect to any unvested Incentive Awards, the vesting of which is based on the achievement of performance objectives.

13.                               Effect of Termination of Employment or Other Service.

13.1                        Termination Due to Death, Disability or Retirement.  Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 13.3, 13.4, 13.5 and 13.6 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a)                                 All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of one year after such termination (but in no event after the expiration date of any such

Option or Stock Appreciation Right).  Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate.

(b)                                 All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)                                  All outstanding but unpaid Restricted Stock Units, Performance Awards, Stock Bonuses and Other Stock-Based Awards then held by the Participant will be terminated and forfeited; provided, however, that with respect to any such Incentive Awards the vesting of which is based on the achievement of specified performance objectives, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of death or Disability prior to the end of the performance period of such Incentive Award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years.  The Committee will consider the provisions of Sections 13.6 and 13.7 of the Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed.

13.2                        Termination for Reasons Other than Death, Disability or Retirement.  Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 13.3, 13.4, 13.5 and 13.6 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or a Participant is in the employment or service with a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employment or service with the Company or another Subsidiary):

(a)                                 All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).  Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

(b)                                 All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)                                  All outstanding but unpaid Restricted Stock Unit, Performance Awards, Stock Bonuses and Other Stock-Based Awards then held by the Participant will be terminated and forfeited.

13.3                        Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 13, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination), except as provided below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Restricted Stock Units, Performance Awards, Stock Bonuses or Other Stock-

Based Awards then held by such Participant to terminate, vest, settle or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date and any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 4.3, 13.5, 13.6 and 15 of the Plan).

13.4                        Determination of Termination of Employment or Other Service.

(a)                                 The change in a Participant’s status from that of an Employee to that of a Consultant will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)                                 The change in a Participant’s status from that of a Consultant to that of an Employee will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a Consultant, and such Participant will thereafter be deemed to be an Employee, in which event such Participant will be governed by the provisions of the Plan relating to termination of employment or service (subject to paragraph (a) above).

(c)                                  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

(d)                                 Notwithstanding the foregoing, if payment of an Incentive Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.

13.5                        Effect of Actions Constituting Cause or Adverse Action.  Notwithstanding anything in the Plan to the contrary and in addition to the other rights of the Committee under this Section 13, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (a) all rights of the Participant under the Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind, and (b) the Committee in its sole discretion will have the authority to rescind the exercise, vesting, settlement or issuance of, or payment in respect of, any Incentive Awards of the Participant that were exercised, vested, settled or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, settlement, issuance or payment (including any dividends paid or other distributions made with respect to any shares of Common Stock subject to any Incentive Award).  The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Incentive Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action.  The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations.  Unless otherwise provided by the Committee in an applicable Incentive Award Agreement, this Section 13.5 will not apply to any Participant following a Change in Control.

13.6                        Clawback/Forfeiture of Incentive Awards.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Incentive Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.  All Incentive Awards under the Plan will be subject to forfeiture or other penalties pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded.  In addition, all Incentive Awards under the Plan will be subject to any compensation “clawback,” forfeiture or recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Incentive Award Agreement.

14.                               Payment of Withholding Taxes.

14.1                        General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, an amount the Company reasonably determines to be the minimum statutory amount necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock or paying any cash amounts, with respect to an Incentive Award.  Shares of Common Stock issued or otherwise issuable to the Participant in connection with an Incentive Award that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Participant’s withholding or employment-related tax obligation, will be valued at their Fair Market Value on the Tax Date.  When withholding for taxes is effected under the Plan, it will be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the Company.

14.2                        Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 14.1 of the Plan by withholding shares of Common Stock underlying an Incentive Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

15.                               Change in Control.

15.1                        A “Change in Control” will mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of 50.1% or more of the shares of the outstanding Common Stock of the Company, whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided, however, that the following acquisitions shall not constitute a Change in Control for the purposes of this Plan: (A) any acquisitions of Common Stock or securities convertible, exercisable or exchangeable into Common Stock directly from the Company or (B) any acquisition of Common Stock or securities convertible, exercisable or exchangeable into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.  Notwithstanding the foregoing, a Change in Control will only occur if such event constitutes a “Change in Control Event” as defined under Treasury Regulations issued under Code Section 409A.

15.2                        Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the Incentive Award Agreement at the time of grant or at any time after the grant of an Incentive Award:

(a)                                 all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms;

(b)                                 all restrictions and vesting requirements applicable to any Incentive Award based solely on the continued service of the Participant will terminate; and

(c)                                  all Incentive Awards the vesting or payment of which are based on specified performance objectives will vest as though such performance objectives were fully achieved at target and will become immediately payable; provided, however, that no Incentive Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code.

The treatment of any other Incentive Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Incentive Award Agreement.

15.3                        Alternative Treatment of Incentive Awards.  In connection with a Change in Control, the Committee in its sole discretion, either in an Incentive Award Agreement at the time of grant of an Incentive Award or at any time after the grant of such an Incentive Award, may determine that any or all outstanding Incentive Awards granted under the Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Incentive Award will receive for each share of Common Stock subject to such Incentive Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Incentive Award, multiplied by the number of shares of Common Stock subject to such Incentive Award (or in which such Incentive Award is denominated); provided that if such product is zero ($0) or less or to the extent that the Incentive Award is not then exercisable, the Incentive Award may be canceled and terminated without payment therefor; provided, however, that no Incentive Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless payment was specified in the Incentive Award Agreement at the time of grant and the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code.  If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration.  Notwithstanding the foregoing, any shares of Common Stock issued pursuant to an Incentive Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to the Plan or an Incentive Award Agreement (other than pursuant to the securities laws) will be deemed to be outstanding shares of Common Stock and receive the same consideration as other outstanding shares of Common Stock in connection with the Change in Control

15.4                        Limitation on Change in Control Payments.  Notwithstanding anything in Section 15.2 or 15.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 15.2 of the Plan or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 15.3 of the Plan (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 15.2 or 15.3 of the Plan will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided further that such payments will be reduced (or acceleration of vesting eliminated) in the following order:  (i) options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (ii) pro rata among Incentive Awards that constitute deferred compensation under Section 409A of the Code, and (iii) finally, among the Incentive Awards that are not subject to Section 409A of the Code.  Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate or Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 15.4 will not apply and any “payments” to a Participant pursuant to Section 15.2 or 15.3 of the Plan will be treated as “payments” arising under such separate agreement.

16.                               Rights of Eligible Recipients and Participants; Transferability.

16.1                        Employment or Service.  Nothing in the Plan or an Incentive Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employment or other service with the Company or any Subsidiary.

16.2                        No Rights to Awards. No Participant or Eligible Individual will have any claim to be granted any Incentive Award under the Plan.

16.3                        Rights as a Stockholder.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, settled or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.

16.4                        Restrictions on Transfer.

(a)                                 Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, settlement or issuance (in the case of other Incentive Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)                                 A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of the Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)                                  Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

16.5                        Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

17.                               Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any Incentive Award Agreement entered into pursuant to the Plan, the obligation of the Company to issue any shares of Common Stock under the Plan or settle Incentive Awards in shares of Common Stock or other consideration will be subject to all applicable law, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding the generality of the foregoing and notwithstanding any other provision of the Plan or any Incentive Award Agreement entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company will be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

18.                               Deferred Compensation; Compliance with Section 409A.

It is intended that all Incentive Awards issued under the Plan be administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code and the Incentive Award Agreements and the Plan will be construed and administered in a manner that is consistent with and give effect to such intent.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto).  Notwithstanding anything in this Section 18 or Section 19 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made except and only to the extent permitted under Section 409A of the Code.  If any amount is payable with respect to an Incentive Award that is subject to Section 409A of the Code as a result of the Participant’s “separation from service” at such time the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment will be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death.

19.                               Amendment, Modification and Termination.

19.1                        Generally.  Subject to other subsections of this Section 19 and Section 3.4 of the Plan, the Board at any time may suspend or terminate the Plan (or any portion thereof) or terminate any outstanding Incentive Award and the Committee, at any time and from time to time, may amend the Plan or amend or modify the terms of an outstanding Incentive Award and Incentive Award Agreement.  The Committee’s power and authority to amend or modify the terms of an outstanding Incentive Award and Incentive Award Agreement includes the authority to modify the number of shares of Common Stock or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised, settled or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

19.2                        Adjustment of Performance-Based Awards.  The Committee may amend or modify the vesting criteria (including any performance objectives or performance periods) of any outstanding Incentive Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Section 4.3(a) of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable law, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under the Plan.

19.3                        Stockholder Approval.  No amendments to the Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Incentive Awards are, or will be, granted under the Plan; or (b) such amendment would: (i) modify Section 3.4 of the Plan; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of shares of Common Stock issued or issuable under the Plan; (iv) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued or the aggregate value of Incentive Awards which may be made, in respect of any type of Incentive Award; (v) modify the eligibility requirements for Participants in the Plan; or (vi) reduce the minimum exercise price as set forth in Sections 6.3 and 7.3 of the Plan.

19.4                        Incentive Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3, 13, 15, 18 or 19.5 of the Plan.

19.5                        Amendments to Conform to Law.  Notwithstanding any other provision of the Plan to the contrary, the Committee may amend the Plan or an Incentive Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Incentive Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.  By accepting an Incentive Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 19.5 to any Incentive Award granted under the Plan without further consideration or action.

20.                               Effective Date and Duration of the Plan.

The Plan will be effective as of the Effective Date and will terminate at midnight on the day before the tenth (10th) anniversary of the Effective Date, and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of the Plan but Incentive Awards outstanding upon termination of the Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

21.                               Miscellaneous.

21.1                        Usage.  In the Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used in the Plan also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

21.2                        Unfunded Plan.  Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be.  All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in the Plan.

21.3                        Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

21.4                        Fractional Shares.  No fractional shares of Common Stock will be issued or delivered under the Plan or any Incentive Award. The Committee will determine whether cash, other Incentive Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

21.5                        No Representations or Warranties Regarding Tax Effect.  Notwithstanding any provision of the Plan to the contrary, the Company, its Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, provincial, local, foreign or other laws of any Incentive Award granted or amounts paid to any Participant under this Plan, including when and to what extent such Incentive Award or amounts may be subject to tax, penalties and interest.

21.6                        Governing Law; Venue.  Except to the extent expressly provided in the Plan or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Illinois, notwithstanding the conflicts of laws principles of any jurisdictions.  Unless otherwise provided in an Incentive Award Agreement, recipients of an Incentive Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Illinois to resolve any and all issues that may arise out of or relate to the Plan or any related Incentive Award Agreement.

21.7                        Successors.  All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

21.8                        Construction.  Wherever possible, each provision of the Plan and any Incentive Award Agreement evidencing an Incentive Award granted under the Plan will be interpreted so that it is valid under the applicable law.  If any provision of the Plan or any Incentive Award Agreement evidencing an Incentive Award granted under the Plan is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid.  The remainder of the Plan and the Incentive Award Agreement also will continue to be valid, and the entire Plan and Incentive Award Agreement will continue to be valid in other jurisdictions.

21.9                        Delivery and Execution of Electronic Documents.  To the extent permitted by applicable law, the Company may:  (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Incentive Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Incentive Award Agreements) and take other actions under the Plan in a manner prescribed by the Committee.